UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Mission Community Bancorp (the "Company") dated April 5, 2010, reporting under Item 5.02 that Director Roxanne Carr resigned her position as a director of Mission Community Bancorp, Mission Community Bank and as director and Chairman of Mission Community Development Corporation.  This Amendment provides further detail relative to Ms. Carr's resignation.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On April 5, 2010, Roxanne Carr, a director of Mission Community Bancorp and Mission Community Bank, the wholly-owned subsidiary of Mission Community Bancorp, submitted her resignation, effective immediately, as a director of both Mission Community Bank and Mission Community Bancorp.  She also resigned as director and Chairman of Mission Community Development Corporation, a subsidiary of Mission Community Bank.  Ms. Carr resigned from the Boards for personal reasons.

Item 9.01.  Financial Statement and Exhibits

Exhibit No.	Description
None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2010	MISSION COMMUNITY BANCORP
By: /s/ Anita M. Robinson
Anita M. Robinson President and Chief Executive Officer

3266.003/336792.2